UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2011

HERITAGE FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-34902	38-3814230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
(Address of principal executive offices)

(229) 420-0000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On January 3, 2011, Heritage Financial Group, Inc., the holding company for HeritageBank of the South (the "Bank"), issued a press release announcing that the Bank has expanded its Mortgage Division with the opening of new mortgage production offices in Valdosta and McDonough, Georgia, concurrent with the hiring of a team of experienced mortgage lenders in those markets.  Already a leading originator of mortgage loans in the Bank's home town of Albany and in Statesboro, the addition of these offices enhances the Bank's capabilities as a full-service mortgage lender, where loans are originated, underwritten and processed internally, and builds on the Bank's recent expansion efforts in Valdosta and elsewhere in South Georgia.

In connection with this expansion, Derek Watkins joins HeritageBank of the South as Senior Vice President of Mortgage Lending and will oversee mortgage operations for the Bank.  He brings a team of five additional mortgage lenders and four staff members, more than doubling the Bank's production personnel in the Mortgage Division.

The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press release dated January 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP

Date: January 3, 2011	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)
99.1	Copy of press release issued by the Company on January 3, 2011